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                           AUTHORIZED AGENCY AGREEMENT

                                     BETWEEN

                   BELLSOUTH CELLULAR NATIONAL MARKETING, INC

                                       AND

                      LET'S TALK CELLULAR & WIRELESS, INC.

                                EFFECTIVE: 4/1/98


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                           AUTHORIZED AGENCY AGREEMENT
                                     BETWEEN
                   BELLSOUTH CELLULAR NATIONAL MARKETING, INC
                                       AND
                      LET'S TALK CELLULAR & WIRELESS, INC.

THIS AGREEMENT IS ENTERED INTO BY Let's Talk Cellular & Wireless, Inc., a Florida corporation with its principal place of business at 800 Brickell Avenue, Suite 400, Miami, Florida 33126 ("AGENT") and BELLSOUTH CELLULAR NATIONAL MARKETING, INC ("BCN"), a Georgia corporation, having its principal place of business at 1100 Peachtree Street N.E., Suite 1000, Atlanta, GA 30309-4599 on behalf of the entities listed on Exhibit A for the specific markets associated with such entities as set forth on Exhibit A. Each entity in whose behalf BCN contracts shall only contract for the market listed beside that entity's name.

         In consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized words and phrases used in this Agreement shall have the following meaning:

         1.1 AFFILIATE. A person, association, partnership, corporation or joint-stock company, trust or other business entity is an affiliate of that person ("Person") that directly or indirectly Controls, is Controlled by or is under common Control with another Person.

         1.2 AGENT. The party defined as "AGENT" above and any sub-contractor, employee, servant, Affiliate or agent of said party. The term "AGENT" as used herein is applicable to one or more persons, a corporation or a partnership, as the case may be, and the singular use includes the plural and the masculine and neuter usages include the other and the feminine.

         1.3 AREA. The Metropolitan Statistical Area(s) and/or Rural Service Area(s) as set forth in Exhibit A, within which BCN has or intends to apply for regulatory authority to provide CRS and within which AGENT has the authority to solicit and contract, on behalf of BCN, with Subscribers.



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                                 ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.



         1.4 CELLULAR RADIO SERVICE. ("CRS") ***

         1.5 COMMERCIAL MOBILE RADIO SERVICE. ("CMRS") ***

         1.6 CONTROL OR CONTROLLING INTEREST. Ownership of fifty-one percent (51%) of the voting power of all classes of voting stock or fifty-one percent (51%) of the beneficial interests in income and capital of an entity other than a corporation.

         1.7 EQUIPMENT. Mobile and portable radio units that are used by Subscribers in conjunction with CRS or CMRS and approved by the FCC.

         1.8 FCC. The Federal Communications Commission.

         1.9 MARKETS. Those MSAs and RSAs which BCN has grouped into management units and which are commonly referred to by largest city in the grouping and which are more fully described in Exhibit A.

         1.10 MARKS. Trademarks, trade names, insignia, symbols, decorative designs, or the like which BCN or its Affiliate owns or is licensed or sublicensed to use in connection with Cellular Radio Service or products relating thereto, and which BCN, in its sole discretion, determines that AGENT is authorized to use.

         1.11 NEW SUBSCRIBER. A Subscriber activated by Agent who has neither cancelled BCN CRS within six (6) months of the date of activation (before or after) nor is the member of a household or business entity at which another person has cancelled BCN CRS within six (6) months of the date of activation (before or after).

         1.12 RESELLER. Any person, association, partnership, corporation or joint-stock company, trust, and any other business entity which purchases bulk quantities of CRS from BCN for resale distribution, directly or indirectly, to ultimate users of CRS.

         1.13 ROAMER. A CRS user who takes the Equipment out of the range of the home system and receives cellular service in another system's coverage area.

         1.14 SUBAGENT. An entity or person with which AGENT has an agreement for the enrollment of Subscribers to BCN's CRS through AGENT.


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                                 ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


         1.15 SUBSCRIBER. Any potential or actual customer who is the ultimate user of CRS provided by BCN. However, for the purpose of calculating compensation in Exhibit B, each CRS telephone number assigned to a customer of BCN's CRS is deemed to be a separate Subscriber, regardless of how many CRS telephone numbers may be used by that customer.

         1.16 USAGE. A period of time during which a Subscriber uses the cellular system and incurs charges for such use.

         1.17 EXCLUSIVE MARKETS. All Markets that are not Non-Exclusive.

         1.18 NON-EXCLUSIVE MARKETS. ***

                                   ARTICLE II
                              APPOINTMENT OF AGENT

         BCN hereby appoints AGENT, and AGENT hereby accepts the appointment, as a nonexclusive, authorized agent of BCN to solicit and contract on behalf of BCN with Subscribers for CRS in the Area, subject to all of the terms and conditions hereof. AGENT recognizes and agrees that BCN has the right to and may appoint other nonexclusive, authorized CRS agents in the Area, including retailers and other business organizations as distributors of CRS in the Area, and that BCN has the right to and may directly offer and furnish CRS to Subscribers within the Area. AGENT recognizes and agrees that BCN will market Equipment directly or indirectly through Affiliates. In addition, AGENT recognizes that under current applicable FCC cellular rules, BCN must sell its CRS to Resellers.

         AGENT agrees to act as BCN's agent in offering CRS to Subscribers. All of such offerings shall be at the rates and under the terms and conditions which BCN shall from time to time specify.

         It is understood and agreed that Subscribers shall be customers of BCN for CRS.

                                   ARTICLE III
                     GENERAL OBLIGATIONS AND REPRESENTATIONS

         3.1 GENERAL. AGENT acknowledges and agrees that AGENT has read and understands the obligations imposed by the FCC upon CRS licensees such as BCN as specified in Parts 22.911, 22.912 and 22.914 of the FCC's cellular rules. AGENT acknowledges that it has



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conducted an independent investigation of the CRS business that it will conduct pursuant hereto. AGENT recognizes that entry into the CRS business as an agent of BCN involves business risks and that AGENT's success in such business will depend primarily upon its abilities and efforts. BCN expressly disclaims the making of, and AGENT acknowledges that it has not received or relied upon, any guaranty, express or implied, as to the amount of compensation or other revenue that it may earn as a result of its agency relationship with BCN.

         3.2 ACCEPTANCE OF TERMS OF AGREEMENT. BCN and AGENT each acknowledges that it has read this Agreement and understands and accepts the terms, conditions and covenants contained herein as being reasonably necessary to maintain BCN's high standards for CRS and to protect and preserve the goodwill of BCN and of BCN's CRS and its Marks.

         3.3 NO MISREPRESENTATIONS. AGENT represents to BCN, as an inducement to its entry into this Agreement, that AGENT has made no misrepresentations to BCN in its application for appointment as a nonexclusive, authorized agent of BCN or in any other manner. Neither Party has knowledge of any representations relating to this agency relationship by any officer, employee or agent of the other that are contrary to the terms herein.

         3.4 LOST PROFITS. AGENT and BCN mutually agree that neither shall have any liability to the other for any lost profits or consequential damages even if advised of the possibility of such damages.

         3.5 BEST EFFORTS. BCN and AGENT mutually agree that each will at all times faithfully, honestly and diligently perform its obligations hereunder, and that it will continuously exert its best efforts to promote and enhance the use of BCN's programs.

         3.6 USE OF BCN REPRESENTATIVES. Unless BCN gives prior written consent to AGENT, AGENT agrees that it will not, during the term of this Agreement, knowingly use as a sub-contractor, Subagent, sales representative, or agent, any Person or entity which has, or had within six (6) months of AGENT's use of such Person or entity, an agreement with BCN to enroll Subscribers. For purposes of this Paragraph 3.6 the expression "Person or entity which has, or had within six
(6) months of AGENT's use of such Person, an Agreement with BCN to enroll Subscribers" includes all officers, directors, stockholder and other principals of any entity which has, or had within six (6) months of AGENT's use of such person, an Agreement with BCN to enroll Subscribers, but does not include other employees of such entity. Should Agent inadvertently employ any such person, Agent agrees to terminate such relationship upon thirty (30) days prior notice from BCN.


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                                   ARTICLE IV
                            AGENT'S USE OF SUBAGENTS

         AGENT agrees that in the event that AGENT enters into agreements with Subagents, its use of such Subagents shall be subject to the following terms and conditions:

         4.1 NOTICE TO BCN. AGENT shall, upon request of BCN, notify BCN in writing of all Subagents, Subagents' principals and the terms of the agreement AGENT has with each of its Subagents.

         4.2 INFORMATION TO BE PROVIDED TO SUBAGENTS. AGENT shall inform Subagents of all of AGENT's contractual obligations pursuant to this Agreement and at all times keep each Subagent fully apprised of BCN's requirements with respect to Subagents and any procedures relevant to Subagent's sale of CRS.

         4.3 ACTIVATIONS. Subagents will have no direct communications with BCN. All communications regarding activations, compensation, procedures, and any other matters are to be handled solely by AGENT.

         4.4 TRAINING. AGENT shall be responsible for ensuring that all Subagents are adequately trained at AGENT's premises. Such training shall be as specified in Article V.

         4.5 USE OF MARKS. Except as provided in Paragraph 13.2, Subagents are prohibited from using BCN's Marks in a manner which identifies Subagents as representatives of BCN.

         4.6 COMPLIANCE WITH AGREEMENT. Subagents must at all times comply with provisions of this Agreement which may relate to Subagents, including but not limited to Articles VII, X, XI, XV, XVI, XVII, XXIV, and XXVIII and the provisions of any Exhibit.

         4.7 RESPONSIBILITY OF AGENT FOR ACTS OF SUBAGENTS. Subagents are representatives of AGENT only. AGENT shall be fully responsible for the acts of its Subagents. If BCN determines that any Subagent is not in compliance with any of the terms and conditions stated herein which BCN determines are applicable to Subagents, BCN may terminate this Agreement with AGENT.

         4.8 NONCOMPETITION BY SUBAGENT. AGENT shall not contract with a Subagent who is a party, directly or indirectly, to a contract with any other provider of CRS in the Area. AGENT's agreement with its Subagents shall provide that such agreement shall be terminated if Subagent contracts with or in any manner does business with a provider of CRS in the Area other than BCN.




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                                    ARTICLE V
                                    TRAINING

         Training requested by AGENT will be provided at BCN's sole discretion and at AGENT's expense. BCN, at its expense and in its discretion, may provide training to AGENT's employees at locations selected by BCN within the counties included within the Area.

                                   ARTICLE VI
                            ADMINISTRATIVE PROCEDURES

         6.1 SUBSCRIBER ENROLLMENT. BCN may periodically prescribe various reasonable procedures to be followed by AGENT and its salespersons in the solicitation of Subscribers, presentations relating to CRS and enrollment of Subscribers. Attached hereto as Exhibit C and incorporated herein are current procedures for reducing fraud with which AGENT shall comply when activating Subscribers. BCN will also furnish CRS literature and forms of agreements AGENT must use in the enrollment of Subscribers. AGENT agrees to comply with all reasonable procedures prescribed by BCN for the solicitation of Subscribers, presentations to Subscribers relating to CRS and enrollment of Subscribers. AGENT shall communicate Subscriber enrollment and billing information to BCN via telephone and follow-up forms.

         6.2 NATIONAL ACCOUNTS. BCN has developed a list of national accounts in the Area and has formulated a national account plan with guidelines for calling on these accounts. AGENT shall comply with such guidelines, as amended from time to time, when dealing with National Accounts. BCN will administer this plan and monitor sales results.

         6.3 BILLING, CREDIT AND COLLECTIONS. Upon enrollment of a particular Subscriber by AGENT, that Subscriber shall become a customer of BCN for CRS and BCN shall bill such Subscriber and offer and furnish such customer billing services as BCN deems appropriate. BCN shall be responsible for collecting any charges for CRS unpaid by Subscribers. BCN shall be responsible for approving Subscribers for credit. BCN shall not activate any Subscriber unless and until such Subscriber has satisfactorily passed a credit check and has paid any required deposit. AGENT shall not be entitled to compensation for a Subscriber who fails to pass the credit check or to pay any required deposit.

         6.4 RATES. BCN shall, subject to any required regulatory approval, determine and periodically modify rates for CRS and shall notify AGENT as soon as practicable of each modification. AGENT acknowledges that from time to time BCN may offer rates for CRS, by contract or otherwise, which rates may not be made available to AGENT and its customers. AGENT shall take no action inconsistent with and agrees to support BCN's efforts before regulatory authorities regarding any modification of rates. Modifications of rates may apply to



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         both existing and future Subscribers.

         6.5 CRS TELEPHONE NUMBERS. BCN will furnish CRS telephone numbers for Subscribers subject to availability and technological capacity. In the event technological changes occur which restrict or limit BCN's ability to furnish CRS telephone numbers for Subscribers, BCN shall inform AGENT and BCN shall have no liability to AGENT hereunder for the inability to furnish such numbers. If BCN is unable to furnish numbers, AGENT's quotas set out on Exhibit B3 will be appropriately adjusted. CRS telephone numbers will be proportionally allocated.

         6.6 TECHNOLOGICAL CHANGES. If technological changes change the size of BCN's coverage area or impose restrictions on the use of a Subscriber's Equipment, BCN will inform AGENT of such changes and AGENT will inform Subscribers with whom AGENT comes into contact of such changes or restrictions. Failure by AGENT to inform Subscribers of such changes will be considered a material breach of this Agreement.

                                   ARTICLE VII
            DUTIES AND RESPONSIBILITIES OF AGENT REGARDING EQUIPMENT

         7.1 GENERAL RESPONSIBILITIES. AGENT agrees to sell, lease or rent Equipment to be used by Subscribers of BCN's CRS. AGENT shall be responsible for the warranty service for and installation and maintenance of such Equipment, either through its own BCN-certified facility or by subcontracting with a BCN-certified facility. AGENT agrees to offer only models of Equipment for sale, lease or rental that meet quality standards set by the FCC and the manufacturer's recommendations for use of such Equipment. At BCN's request AGENT agrees to BMI to BCN for BCN's approval the models of Equipment which it proposes to sell, lease or rent. AGENT agrees that BCN shall have the right to reasonably approve or disapprove any Equipment. BCN shall not be obligated to pay any commission to AGENT for any Subscriber whom AGENT enrolls on BCN's CRS with an unapproved FCC type Equipment or Equipment which does not meet the manufacturer's recommendations.

         Subscribers shall be customers of AGENT with respect to Equipment. BCN shall have no responsibility to AGENT or Subscribers with respect to the sale, installation, warranty service for or maintenance of Equipment. The indemnification provisions of Article XXIX of this Agreement shall apply to any claims or demands against BCN which relate to AGENT's sale, lease or rental of Equipment.

         7.2 INVENTORY. AGENT agrees to maintain an inventory of approved models of Equipment sufficient to meet reasonably anticipated demand therefor by Subscribers AGENT enrolls.


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                                 ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


         AGENT may purchase Equipment from any available source, including BCN. Such Equipment shall be of the style, appearance and quality as to be adequate and suitable for use with BCN's CRS. Such Equipment will be sold, leased or rented in accordance with all applicable federal, state and local laws, and the same shall not reflect adversely upon the good name of BCN or any of its programs or the Marks. AGENT acknowledges and agrees that BCN offers Equipment for sale to those of its agents who meet BCN's credit criteria as an accommodation to enable agents to meet the needs of BCN's CRS customers. AGENT further acknowledges that BCN may from time to time stock equipment that it does not sell to AGENT or that BCN will only consign to AGENT for sale in conjunction with CRS.

         7.3 ADDITIONAL EQUIPMENT SERVICES; BILLING BY BCN. AGENT shall be responsible for arranging lease, lease-purchase and other financing plans for Equipment sold, leased or rented by AGENT to Subscribers, and for offering to Subscribers any insurance protection or other services for Equipment purchases, leases and rentals, provided, however, that nothing herein shall preclude BCN from offering such services directly in its discretion. BCN is responsible for billing and for collecting for CRS charges and AGENT is responsible for collecting for Equipment-related charges. It shall be the responsibility of AGENT to collect amounts unpaid by Subscriber relating to Equipment purchase, lease or rental charges, related maintenance charges, or any other charges for which Subscriber may be obligated to AGENT whether billed by BCN or not.

                                  ARTICLE VIII
                                  COMPENSATION

         BCN shall pay compensation to AGENT in accordance with the Compensation
Schedule in Exhibit B attached hereto and incorporated herein, which Schedule may be amended from time to time as set forth in Exhibit B. Nothing herein shall prohibit BCN from offering from time to time different rates, special promotions or additional service packages with different compensation for AGENT. In the event such rates, promotions or service packages are offered, AGENT shall be required to evidence in writing its consent to the change in compensation in order to be eligible to offer such rates, promotions or services to Subscribers. AGENT understands that no compensation shall be paid unless AGENT complies with the terms and conditions specified in this Agreement and the Compensation Schedule. AGENT acknowledges that compensation paid to AGENTS and other distributors for adding Subscribers to BCN's CRS may vary. ***






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                                 ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                    SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.




***Furthermore, AGENT acknowledges that the standard compensation payable pursuant to Exhibit B may be greater or less than the compensation payable to other distributors of BCN's service.

         In the event that, as set forth in Article III, BCN undertakes to solicit or accept orders from Subscribers who are already owners of Equipment or who, for other reasons, do not wish to be referred to an authorized agent, BCN shall be under no obligation to refer such Subscribers to AGENT or to pay any compensation to AGENT.

                                   ARTICLE IX
                                     QUOTAS

                                 SEE EXHIBIT B3

                                    ARTICLE X
                            AGENT'S SALES FACILITIES

         AGENT agrees that it will sell CRS and Equipment at sales facilities in the Area and at such additional or substitute sales facilities. Each of AGENT's CRS sales facilities shall be comparable with their current facilities. BCN Equipment and BCN collateral shall at all times be displayed at AGENT locations consistent with the custom in the industry for indirect distribution channels. At those distribution points at which AGENT is permitted to sell a Competitive Service as provided in Article XXIV, AGENT agrees that BCN signage shall occupy the marquee location directly beneath AGENT's name at which BCN products and services are sold, provided that BCN agrees to pay the cost of such signage. In no event shall AGENT display another CMRS provider's name in such marquee location.

                                   ARTICLE XI
                 AGENT'S INSTALLATION AND MAINTENANCE FACILITIES

         11.1 FACILITIES. If AGENT sells a model of Equipment not sold by BCN, AGENT shall provide warranty service for such Equipment.

         11.2 CORRECTIVE WORK BY BCN. AGENT will be invoiced by BCN for the cost of any and all corrective work performed on behalf of or by BCN which is caused by AGENT's negligence or faulty installation, if such corrective work is performed within one hundred twenty (120) days from the date of such installation. If practical, BCN will notify AGENT prior to performing such corrective work.

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                                   ARTICLE XII
                                   ADVERTISING

         AGENT agrees to advertise BCN's CRS throughout the Area. If AGENT follows BCN's procedures concerning enrollment of a Subscriber, adheres to applicable tariffs, and complies with the terms and conditions of this Agreement, then BCN shall pay AGENT for advertising costs in accordance with Exhibit B.

         All advertising and promotion by AGENT shall be completely factual and shall conform to the highest standards of ethical advertising. AGENT shall not use any advertising or marketing materials that BCN has disapproved.

                                  ARTICLE XIII
                                      MARKS

         13.1 LIST OF MARKS. BCN has published a list of Marks which AGENT is authorized to use under this Agreement in conjunction with the sale of BCN's CRS and products. BCN will periodically update the list of Marks AGENT is authorized to use under this Agreement. The most current updated list will always supersede any previously issued list. Such list will also be supplemented with rules and regulations pertaining to the Marks which AGENT agrees to follow.

         13.2 RIGHT TO USE MARKS; VALUE OF MARKS. AGENT acknowledges that its right to use the Marks is derived solely from this Agreement and is limited to the right to identify AGENT as an agent of BCN for the sale of CRS and to identify products and services bearing the Marks which may be sold by AGENT. AGENT agrees to comply with all rules and regulations pertaining to such Marks prescribed by BCN from time to time during the term of this Agreement. AGENT agrees to maintain the quality and nature of the goods and services associated with the Marks as established by BCN. AGENT recognizes the great value of the goodwill associated with the Marks, and acknowledges that it has no interest in the Marks and all rights therein and goodwill pertaining thereto belong exclusively to BCN and its Affiliates, and that the Marks have a secondary meaning in the mind of the public. AGENT acknowledges and agrees that all usage of the Marks by AGENT and any goodwill established thereby shall inure to the exclusive benefit of BCN and its Affiliates and that this Agreement does not confer any goodwill or other interests in the Marks upon AGENT. Any unauthorized use of the Marks by AGENT, or any use not in compliance herewith, shall constitute an infringement of the rights of BCN and its Affiliates in and to the Marks. Use of the Marks by a Subagent of AGENT, except to properly identify products and services bearing the Marks which may be sold by the Subagent, shall constitute an infringement of the rights of BCN in and to the Marks. Without limiting the foregoing, no Subagent is authorized to use the "Bell" symbol logo or in any way represent that it is an agent of BCN.


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         13.3 USE OF MARKS BY AGENT. AGENT shall use the Marks with such words qualifying or identifying the agency relationship of BCN and AGENT as BCN from time to time reasonably prescribes. AGENT shall not use the Marks as part of any corporate or trade name or with any prefix, suffix or other modifying words, terms, designs or symbols, or in any modified form, nor may AGENT use the Marks in connection with the sale or lease of any unauthorized product or service or in any other manner not expressly authorized by this Agreement or separately in writing by BCN. AGENT agrees to display the Marks on stationery and other forms used in its CRS business in the manner prescribed by BCN, to give such notices of registration as BCN specifies and to obtain such fictitious or assumed name registrations as may be required under applicable law. Misuse of the Marks by AGENT or its Subagents may result in termination of this Agreement or such other remedy, including withholding of commissions, as BCN may establish from time to time in its Advertising guidelines.

         13.4 MODIFICATION OF MARKS. If it becomes advisable at any time in BCN's sole discretion for AGENT to modify or discontinue use of any Mark or substitute one or more additional trade or service marks to identify its relationship with BCN or any Equipment, AGENT agrees to comply therewith within a reasonable time after notice thereof by BCN and the sole obligations of BCN in any such event shall be to reimburse AGENT for the out-of-pocket costs, if any, of complying with this obligation and to indemnify AGENT as provided for in Paragraph 13.5 below. In addition, AGENT shall replace obsolete identification signs or identification material with new signs or identification material should BCN adopt new Marks replacing one or more Marks identified by BCN in such list as hereinbefore specified.

         13.5 PROTECTION OF RIGHTS IN THE MARKS. AGENT agrees that it will not during the term of this Agreement, or thereafter, attack the title or any rights of BCN or its Affiliates in and to the Marks. BCN hereby indemnifies AGENT and undertakes to hold AGENT harmless against any damages and costs from claims or suits arising out of the use by AGENT of the Marks as authorized in this Agreement, provided that prompt notice is given to BCN of any such claim or suit and provided further, that BCN or its Affiliates shall have the option to undertake and conduct the defense of any suit so brought and that no settlement of any such claim or suit shall be made by AGENT without the prior written consent of BCN.

         AGENT agrees to assist BCN or its Affiliates and BCN agrees to reimburse AGENT for all associated reasonable costs to the extent necessary in the procurement of any protection or to protect any of BCN's or its Affiliates rights to the Marks, and BCN or its Affiliates, if it or they so desire, may commence or prosecute any claims or suits in its own name or that of its Affiliates or in the name of AGENT with AGENT's approval or join AGENT as a party thereto. When known, AGENT shall notify BCN in writing of any infringements or imitations by others of the Marks which are the same as or similar to those covered by this Agreement. BCN shall have the sole right to determine whether any action shall be taken on account of any such


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infringements or imitations. AGENT shall not institute any suit or take any action on account of any such infringement or imitations without first obtaining the written consent of BCN.

         13.6 MOBILINK MARKS. As long as BCN is licensed to use the MobiLink trademark in the Area, and the AGENT also desires to use the MobiLink Mark, the AGENT shall comply with all the terms and conditions of the MobiLink Addendum which shall become a part of this Agreement.

                                   ARTICLE XIV
                              RULES AND PROCEDURES

         AGENT agrees to comply, as applicable, with Part 22 of the FCC's cellular rules, all tariffs, other governmental rules, and procedures reasonably prescribed from time to time by BCN relating to the sale of CRS, the sale, lease, rental, installation, warranty service and repair of Equipment and the conduct of AGENT's CRS business hereunder, all of which shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such tariffs, rules and procedures. BCN may, at its option, incorporate such tariffs, rules and procedures in one or more Operations Manuals or other written form. Except as to any liabilities covered by AGENT's insurance, BCN agrees to indemnify and hold AGENT harmless against liabilities from and costs of suits or claims arising out of AGENT's actions or inactions which are required by BCN in writing for AGENT's compliance with rules and procedures prescribed by BCN in accordance with this paragraph. In no event shall BCN indemnify and hold AGENT harmless against liabilities from and costs of suits or claims arising out of AGENT's actions or inactions unless BCN has required in writing such actions or inactions.

                                   ARTICLE XV
                COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES

         15.1 COMPLIANCE WITH BCN CRITERIA, LAWS AND REGULATIONS. AGENT shall secure and maintain in force all licenses and permits required by AGENT and its employees in the enrollment of Subscribers and the sale, lease, rental, installation and maintenance of Equipment, including without limitation all required FCC permits and certifications. AGENT shall comply with all BCN installation, warranty and maintenance criteria, and shall conduct its business in full compliance with all laws, ordinances and regulations applicable to AGENT's business. AGENT shall not engage in any activity which would cause AGENT and/or BCN to be in violation of any requirement, rule, decision, law, regulation, judgment or order of any state or Federal governmental agency or court. BCN shall offer CRS in accordance with applicable rules, regulations, statutes and decisions governing CRS.

         AGENT shall maintain its business on a sound financial basis and comply with all legal obligations to BCN, to AGENT's employees, suppliers, lenders, lessors, and to federal, state and municipal authorities, including but not limited to tax authorities. AGENT shall maintain all real


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and personal property used in connection with its CRS business free of all liens and encumbrances of every kind or character which may impair or jeopardize the AGENT's conduct of its business.

         AGENT shall comply, at its own expense, with the provisions of all applicable municipal requirements and those state and federal laws applicable to AGENT as an employer of labor or otherwise. AGENT expressly agrees not to discriminate against any employee or applicant for employment because of race, creed, color, national origin or sex. The provisions of Executive Order No. 11246, as amended, are incorporated herein by reference. AGENT will fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and any rules and regulations issued pursuant to such Act.

         15.2 STANDARDS OF CONDUCT. AGENT agrees to refrain from any business or advertising practice which may be injurious to the business of BCN and the goodwill associated with the Marks.

         15.3 NOTIFICATION OF ACTIONS INVOLVING AGENT. AGENT shall notify BCN in writing within five (5) days of the commencement of any material action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, involving AGENT or any business conducted by AGENT. Notwithstanding any of the foregoing provisions of this paragraph, a default by AGENT with respect to such provisions shall be construed as a breach if it has a material and adverse impact upon the AGENT's ability to furnish the services for which it has become obligated under this Agreement.

                                   ARTICLE XVI
                                    INSURANCE

         AGENT shall at all times during the term hereof, at AGENT's sole expense, maintain workman's compensation in accordance with statutory requirements in the Area and be insured under a commercial general liability insurance policy including premises/operations; completed operations, broad form property damage and bodily and personal injury, including death, against claims caused by or occurring in conjunction with the operation of AGENT's CRS business. Such insurance coverage shall be maintained under one or more policies of insurance from a recognized insurance company qualified to do business within the Area, providing in the aggregate a minimum liability protection of One Million Dollars per occurrence for bodily and personal injury and death, One Million Dollars per occurrence for property damage, and One Million Dollars for completed operations, subject to such deductibles as BCN determines from time to time to be appropriate. Completed operations coverage must be maintained for one
(I) year after the completion of the work. Such insurance shall also contain contractual coverage insuring for the indemnification undertaken by AGENT hereunder. Each such insurance policy shall provide for not less than thirty (30) days' prior written notice to all insureds of any modification, cancellation or nonrenewal.

         BCN may at any time and with ninety (90) days prior notice to AGENT require AGENT to increase the amount of coverage of any type of insurance to reflect inflation, higher damage awards or comparable factors which make the above limits insufficient to cover AGENT's liabilities and AGENT's indemnification of BCN under this Agreement. Within sixty (60) days after commencement of this Agreement, and at other times specified by BCN, AGENT must furnish proof satisfactory to BCN that insurance coverage required hereunder is in force.

                                  ARTICLE XVII
                            AGENT'S BUSINESS RECORDS

         AGENT agrees to create and to maintain at its principal office and to preserve for five (5) years from the date of their preparation full, complete and accurate records of its business conducted pursuant to this Agreement. At BCN's request or upon prior notice to AGENT, AGENT also agrees to have available at AGENT's premises records of its Subagents conforming to the requirements imposed upon AGENT by this Article XVII. Such records must include, for example, but not be limited to, records of all CRS enrollment and Equipment sales, leases, or rentals, and installation and repairs performed at AGENT's facilities. At least once each year, AGENT shall perform a physical inventory of all Equipment supplied by BCN to the AGENT for the BCN Leasing and Rental plans, and shall provide a copy of the inventory to BCN within ten (10) days after it is performed. Such records may be audited by BCN at reasonable times after reasonable notice to AGENT. BCN expressly agrees, and will require its authorized representatives to agree, that it will keep all such records strictly confidential and that it will not disclose such information to any other agent authorized by BCN to provide CRS or to any Reseller of BCN's CRS or to any other person without AGENT's express prior written consent, except upon lawful demand or request from a court, regulatory agency, or law enforcement agency.

                                  ARTICLE XVIII
                         RELATIONSHIP OF BCN AND AGENTS

         With the sole exception of the Subscribers enrolled by AGENT for the account of BCN, with respect to which AGENT acts as agent of BCN and owes BCN the fiduciary and other obligations of an agent to its principal, BCN and AGENT acknowledge and agree that their agency relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employment relationship or franchise between them. In all dealings with Subscribers, public officials and others, AGENT shall conspicuously identify itself as an agent of BCN in the provision of CRS and otherwise as an independent business and shall place such notices of its independent ownership of its business on such forms, stationery, advertising and other materials as BCN may reasonably require from time to time. BCN has not authorized or empowered AGENT to use the Marks except as herein provided and AGENT shall not employ any Mark in signing any contract, lease, mortgage, purchase agreement, negotiable instrument or other legal obligation, or in a manner that may result in liability of BCN (or its Affiliates) for any indebtedness or obligation of AGENT. Unless specifically authorized in writing, neither BCN nor AGENT shall make any express or implied agreements, guarantees or representations, or incur any debt, in the name of or on behalf of the other, except as otherwise set forth herein.

         Neither BCN nor AGENT shall be obligated by or have any liability under any agreements or representations made by the other party that are not expressly authorized hereunder, nor shall BCN be obligated for any damages to any person or property directly or indirectly arising out of the CRS business conducted by AGENT pursuant hereto, whether caused by AGENT's negligent or willful action or failure to act, unless such damage is proximately caused by BCN or arises out of AGENT's compliance with the rules or procedures prescribed in writing by BCN pursuant to this Agreement.

                                   ARTICLE XIX
           AGENT'S PERSONNEL AND SUBAGENTS NOT DEEMED BCN'S EMPLOYEES
                                    OR AGENTS

         The parties agree that personnel employed by AGENT to perform services under this Agreement and Subagents of AGENT are not BCN employees and AGENT assumes full responsibility for their acts. Personnel employed by AGENT, subcontractors of AGENT and Subagents shall be informed that they are not entitled to the provisions of any of BCN's employee benefits. With respect to such personnel, AGENT shall have sole responsibility for supervision, daily direction and control. AGENT shall be responsible for worker's compensation, disability benefits, unemployment insurance and withholding and remitting income and social security taxes for said personnel, including contributions from them as required by law.

         AGENT warrants it has an appropriate agreement with all persons whose services AGENT may require sufficient to enable it to comply with all provisions of this Agreement.

                                   ARTICLE XX
                                   ASSIGNMENT

         This Agreement is fully assignable by BCN to an affiliate or affiliates of BCN, to a partnership or partnerships in which BCN or an affiliate has an interest, or to any entity which succeeds to all or substantially all of BCN's assets by sale, merger or operation of law. Any other assignment of this Agreement by BCN shall be subject to the written approval of AGENT which approval shall not be unreasonably withheld.

         AGENT acknowledges that BCN has entered into this Agreement in reliance upon the character, business experience and ability of AGENT and its owner(s) and that the rights and duties created by this Agreement are personal to AGENT and its owner(s). Therefore, this Agreement may not be voluntarily, involuntarily, directly or indirectly assigned, or otherwise transferred without the written approval of BCN, which will not be unreasonably withheld, subject to such reasonable conditions as BCN deems necessary. Nothing herein shall prohibit transfers in connection with the merger or consolidation of AGENT with another entity or the sale of substantially all of the assets of AGENT to another entity. Any assignment or transfer without approval or which is not expressly subject to the written approval of BCN shall constitute a breach hereof and convey no rights or interests herein. Nothing herein shall prohibit AGENT from making a public offering of its securities.

                                   ARTICLE XXI
                    TERM AND EXTENSION OF AGENCY RELATIONSHIP

         The term of this Agreement shall commence on the Commencement Date and end on the date which is three calendar years later. AGENT shall provide to BCN written notice of the date on which AGENT initiates CRS operations in the Area. This Agreement shall be effective only after its execution by an officer or other authorized employee of both AGENT and BCN. This Agreement is subject to renewal for an additional term of one (1) year only upon written agreement by each party. Each Party agrees to provide notice to the other Party of any desired renewal of this Agreement ninety (90) days prior to the termination of this Agreement.

         This Agreement shall become effective upon completion of Let's Talk Cellular & Wireless, Inc.'s ("LTCW") acquisition (the "CW Acquisition") of the stock of Cellular Warehouse, Inc. ("CW"). The compensation provisions of this agreement shall become effective as of April 1, 1998, provided that the closing of the CW Acquisition has taken place by April 30, 1998, otherwise on the first day of the month following the date of closing of the CW Acquisition (the "Commencement Date"). All computations for compensation shall be computed based on the Commencement Date. Prior to the Commencement Date, LTCW and CW's existing agreements with BCN shall remain in full force and effect. LTCW and CW's existing agreements with BCN shall terminate on the effective date of this Agreement. In the event the CW Acquisition does not close by December 31, 1998, this Agreement shall terminate.

                                  ARTICLE XXII
                            TERMINATION OF AGREEMENT

         22.1 TERMINATION BY AGENT. If AGENT is in substantial compliance with this Agreement and BCN materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to BCN, AGENT may terminate this Agreement effective thirty (30) days after delivery to BCN of written notice.

         22.2 TERMINATION BY BCN FOR REGULATORY REASONS. BCN shall have the right to terminate this Agreement effective upon thirty (30) days' written notice in the event that:

              A. the FCC's cellular rules are not continued in substantially the same form and such change has a material adverse impact on BCN's ability to conduct its business in the Area;

              B. regulatory approval empowering BCN or an Affiliate to construct and provide CRS in the Area is not granted to either BCN or an Affiliate, is granted subject to terms and conditions unacceptable to BCN or an Affiliate, or is granted under terms and conditions which, in BCN's opinion, materially affect the intended purpose of this Agreement;

              C. regulatory authorization of the Compensation Schedule or this Agreement is made subject to terms and conditions unacceptable to BCN or its Affiliates; or

              D. AGENT or any Affiliate is granted regulatory authority to construct or operate CRS in any area where BCN or any Affiliate has also been granted such regulatory authority.

         22.3 TERMINATION FOR CAUSE.

              A. In addition to other rights of termination set forth in this Agreement, BCN shall have the right to terminate this Agreement for cause effective upon delivery of notice of termination to AGENT, if AGENT (or one or more of its officers):

                           (i) has made any material misrepresentation or
omission in its application to establish an agency relationship with BCN or is arrested for, convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of BCN or its affiliated companies or the goodwill of the Marks;

                           (ii) makes an unauthorized  assignment of this
Agreement or makes an assignment of this Agreement that is not expressly subject to the written approval of BCN and fails to correct such violation within thirty
(30) days after receipt of such notice; or

                           (iii) receives a notice of violation of the terms or
conditions of any license or permit required by AGENT or its employees in the conduct of AGENT's CRS business and fails to correct such violation, or to terminate the employment of such employee(s), within the time period specified in such notice, if any, or within thirty (30) days after receipt of such notice, whichever is earlier.

                  B. BCN shall also have the right to terminate this Agreement if AGENT fails to comply with any material provision of this Agreement, or any tariff relating to CRS, and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to AGENT or if the nature of such default is such that it cannot be cured within such thirty
(30) day period, AGENT is diligently attempting to cure such default.

                  C. BCN shall also have the right to terminate this Agreement if BCN determines, in its reasonable discretion, that AGENT has inflated or otherwise manipulated its count of Gross Additional Customers by falsifying applications, adding nonexistent Subscribers, or by any other means or methods, and does not correct such non-compliance within thirty (30) days after written notice of such failure to comply is delivered to AGENT or if the nature of such default is such that it cannot be cured within such thirty (30) day period, AGENT is diligently attempting to cure such default.

         22.4 TERMINATION BY EITHER PARTY. Either party shall have the right to terminate this Agreement effective upon written notice if:

              A. the other party makes an assignment for the benefit of creditors;

              B. an order for relief under Title 11 of the United States Code is entered by any United States Court against the other party; or

              C. a trustee or receiver of any substantial part of the other party's assets is appointed by any Court.

         22.5 MUTUAL AGREEMENT. This Agreement may be terminated at any time by mutual written agreement of the parties.

                                  ARTICLE XXIII
               OBLIGATIONS OF AGENT UPON TERMINATION OR EXPIRATION

         AGENT agrees that upon the expiration or termination of this Agreement, AGENT and its owner(s) and Affiliates will: (1) not thereafter use any actual or similar Marks, or any actual or similar trade name, service mark, trademark, logo, insignia, symbols or decorative designs theretofore used by AGENT in the conduct of its CRS business, in any manner or for any purpose except that AGENT and its owner(s) may use or continue to use any trade name, service mark, logo, insignia, symbols or decorative designs AGENT or its owner(s) used in any business prior to the date of this Agreement; and will not utilize for any purpose any actual or similar trade name, trade or service mark or other commercial symbol or in any manner, identify itself or any business as associated with BCN or an Affiliate of BCN; (2) return to BCN all advertising and marketing materials, forms, signage, and other materials containing any Mark or otherwise identifying or relating to BCN's CRS business in the Area and cancel any pending orders for advertising which may be canceled without penalty; (3) take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to any Mark; or authorize BCN, and any officer of BCN, as AGENT's attorney in fact, to take such actions as may be required to cancel such fictitious or assumed name or equivalent registrations, and if AGENT fails or refuses to do so, all governmental agencies administering fictitious or assumed name or equivalent registrations may accept and rely upon appropriate documents executed by BCN or its officer canceling any such registration; (4) covenant to BCN that AGENT will not attempt to solicit current BCN CRS Subscribers for referral to any competitive entity providing cellular radio service [nothing herein shall prevent AGENT from selling CRS to the public at its retail stores]; (5) return all Equipment belonging to BCN within ten (10) days after termination or expiration.

                                  ARTICLE XXIV
                            COVENANTS NOT TO COMPETE

         24.1 NO COMPETITION DURING TERM OF AGREEMENT; EXCLUSIVITY. AGENT acknowledges that BCN has granted the rights herein in material part in consideration of AGENT's agreement to act exclusively for BCN in the Exclusive Markets. As a consequence, during the term of this Agreement (and any extensions thereof), AGENT agrees that AGENT, any affiliate, or persons owning a controlling interest in AGENT or an Affiliate will not, directly or indirectly at any location, in the Exclusive Markets, (a) solicit, sell, offer or accept offers for a Competitive Service in the Exclusive Markets, (b) induce or refer any actual or prospective Subscriber of BCN's CRS to subscribe to a Competitive Service in the Exclusive Markets, (c) provide any subscriber leads to a Competitive Service in the Exclusive Markets, or (d) activate Subscribers through a reseller or act as a reseller of Service, whether for telecommunications service offered by any person, entity, or business (other than BCN) in the Exclusive Markets. Competitive Service means any facilities-based carrier, any reseller, or any agent thereof, which uses CMRS or CRS.

         24.2 Further during the term of this Agreement (and any extensions thereof), AGENT agrees that AGENT, any affiliate, or persons owning a controlling interest in AGENT or an Affiliate will not, directly or indirectly at any location otherwise operated by Agent (a) solicit, sell, offer or accept offers for a competitive CRS in the Area, (b) induce or refer any actual or prospective Subscriber of BCN's CRS to subscribe to a Competitive Service in the Area, (c) provide any subscriber leads to a competitive CRS provider in the Area, or (d) activate Subscribers through a reseller or act as a reseller of CRS, in the Area.

         24.3 Notwithstanding anything herein to the contrary, for so long as any location in the

                                ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION. ASTERISKS DENOTE SUCH OMMISSIONS.


Non-Exclusive Markets continue to display the name Cellular Warehouse, AGENT agrees that AGENT, any affiliate, or persons owning a controlling interest in AGENT or an Affiliate will not, directly or indirectly at any such location, (a) solicit, sell, offer or accept offers for a Competitive Service in the Non-Exclusive Markets, (b) induce or refer any actual or prospective Subscriber of BCN's CRS to subscribe to a Competitive Service in the Area, (c) provide any subscriber leads to a Competitive Service in the Non-Exclusive Markets, or (d) activate Subscribers through a reseller or act as a reseller of Service, whether for telecommunications service offered by any person, entity, or business (other than BCN) in the Non-Exclusive Markets.

         24.4 GEORGIA. Notwithstanding the forgoing, Agent may continue to sell CRS at those locations operated by Agent at which Agent sells CRS and CMRS on behalf of Airtouch Cellular of Georgia as of the date of this agreement.

         24.5 ***

                                   ARTICLE XXV
                SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS

         Except as expressly provided to the contrary herein, each term and condition of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such provision hereof is held to be invalid, contrary to, or in conflict with any applicable present or future law, regulation or public policy in a final, unappealable ruling issued by any court, agency or tribunal with competent jurisdiction in a proceeding to which BCN is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise enforceable, which shall continue to be given full force and effect and bind the Parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if AGENT is a party thereto, otherwise upon AGENT's receipt of a notice of nonenforcement thereof from BCN.

         To the extent that Article XXIII or XXIV hereof contains or imposes a restriction upon AGENT that is deemed unenforceable by virtue of its scope in terms of area, business activity prohibited and/or length or time, but could be enforceable by reducing any or all thereof, AGENT and BCN agree that same shall be enforced to the fullest extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought. BCN and

AGENT shall mutually agree to a modification of any invalid or unenforceable term or condition of Article XXIII or XXIV to the extent required to be valid and enforceable. Such modifications to this Agreement shall be required only in the area directly affected by any such ruling.

                                  ARTICLE XXVI
                              WAIVER OF OBLIGATIONS

         BCN or AGENT may by written instrument unilaterally waive or reduce any obligation of or restriction upon the other under this Agreement, effective upon delivery of written notice thereof to the other and such other effective date stated in the notice of waiver.

         Whenever this Agreement requires the consent of a Party, such request shall be in writing and no consent may be unreasonably withheld. All consents or withholding of consent with reasons therefor shall be in writing. Neither Party makes any guarantees upon which the other may rely, and assumes no liability or obligation to the other, by granting any waiver, approval or consent to the other, or by reason of any neglect, delay or denial of any request therefor. Any waiver granted by either Party shall be without prejudice to any other right that Party may have, will be subject to continuing review, and may be revoked, at the waiving Party's sole discretion, at any time and for any reason, effective upon delivery to the other of ten (10) days' prior written notice.

         BCN and AGENT shall not be deemed to have waived or impaired any right, power or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition and covenant herein, or to declare any breach hereof to be a default and to terminate this Agreement prior to the expiration of its term), by virtue of any custom or practice of the Parties at variance with the terms hereof or any failure, refusal or neglect of BCN or AGENT to exercise any right under this Agreement or to insist upon exact compliance by the other with its obligations hereunder, including, without limitation, any rule or procedure, or any waiver, forbearance, delay, failure or omission by BCN to exercise any right, power or option, whether of the same, similar or different nature, with respect to one or more other authorized agents.

                                  ARTICLE XXVII
                        RIGHTS OF PARTIES ARE CUMULATIVE

         The rights of BCN and AGENT hereunder are cumulative and no exercise or enforcement by BCN or AGENT of any right or remedy hereunder shall preclude the exercise or enforcement by BCN or AGENT of any other right or remedy hereunder of which BCN or AGENT is entitled by law to enforce.

                                 ARTICLE XXVIII
                            CONFIDENTIAL INFORMATION

         Any specifications, drawings, sketches, models, samples, data, computer programs or documentation, or technical or business information ("Information") furnished or disclosed by BCN to AGENT hereunder shall be deemed the exclusive property of BCN, including title to copyright in all copyrightable material, and, when in tangible form, shall be returned to BCN upon completion or termination of authorized work.

         Further, the Parties hereby agree that Subscriber lists and related information or data are the exclusive property of BCN and are to be used by AGENT, its officers, employees, Subagents, subcontractors and servants solely in the performance of its duties and obligations hereunder.

         Unless any confidential information was previously known to AGENT free of any obligation to keep it confidential, or has been or is subsequently made public by BCN or a third party, it shall be held in confidence by AGENT, shall be used only for the purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing.

         If AGENT is served with process to obtain Information, AGENT shall immediately notify BCN which shall, in addition to AGENT's efforts, if any, have the right to seek to quash such process.

         Unless marked "proprietary", any Information furnished or disclosed by AGENT to BCN shall not obligate BCN to hold such Information in confidence.

                                  ARTICLE XXIX
                                   INDEMNITIES

         29.1 INDEMNIFICATION OF BCN. AGENT agrees to indemnify, defend and hold BCN harmless against any liability for any claims or demands arising out of the conduct of business by AGENT that are the result of AGENT's negligent or willful act or failure to act, including, but not limited to, any claims or demands (a) by AGENT's employees or any other persons, including but not limited to Subscribers, for bodily injury, damage to property or other damages caused by the acts or omissions of the AGENT or its subcontractors, or the employees or agents of any of them, and (b) by AGENT's employees under worker's compensation or similar laws. AGENT also agrees to indemnify, defend and hold BCN harmless against any liability arising out of any allegedly unauthorized use of a trademark, patent, copyright, process, idea, method or devise by AGENT covered by this Agreement.

         If two or more persons are at any time AGENT hereunder, whether or not as partners or joint venturers, their obligations and liabilities to BCN shall be joint and several.

         29.2 PROCEDURES WITH RESPECT TO INDEMNIFICATION. All indemnities created in this Agreement shall include indemnification of Indemnitees Affiliates, directors, officers, employees, agents, successors and assigns and their heirs, legal representatives, and assigns thereof. The indemnification shall be for all claims arising out of the specific event referred to in this Agreement which is covered by the indemnification, including all obligations, actual and consequential damages and costs reasonably incurred in the defense of any claim, including without limitation reasonable accountant's, attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, and other litigation expenses, including, but not limited to, travel and living expenses. Written notice of claim shall be forwarded promptly by the Indemnitee to the Indemnitor and there shall be no settlement of the claim without the consent of the Indemnitor, which consent shall not be unreasonably withheld. Indemnitee shall have the right to defend any such claim in which it is named as a defendant at its own cost and expense. The indemnities created by this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement. Provisions for indemnification in this Agreement are not in lieu of and do not supplant insurance coverage required in the Agreement, and are not intended to act as insurance.

                                   ARTICLE XXX
                             MUTUAL GENERAL RELEASE

         AGENT and BCN, subject to the exceptions set forth below, shall and do hereby release and discharge each other and their parents, partners, officers, directors, employees and assigns from any and all claims, losses, liabilities, obligations, damages and actions of any kind, known or unknown, up to the date hereof.

         This Mutual Release shall not apply to the following claims, liabilities or obligations:

         1. BCN's right to offset against commissions owed to AGENT any amounts due and owing to BCN for equipment sold to AGENT by BCN or moneys owed to BCN for any other reason;

         2. BCN's right to offset against commissions owed to AGENT any amounts
(a) determined by BCN to be due as the result of fraud by AGENT; (b) determined by BCN to be due to BCN by AGENT for Subscribers that fail to remain on service for the chargeback period required by the agreement between BCN and AGENT; and
(c) determined by BCN to be due to BCN by AGENT for payments due under Exhibit B, Section I - Up-Front Compensation -Paragraph H;

         3. Due to AGENT for residual or other compensation to which AGENT may be entitled.

                                  ARTICLE XXXI
                                  MISCELLANEOUS

         31.1 GOVERNING LAW. Except to the extent governed by United States law that preempts state law, this Agreement shall be interpreted under and governed by the laws of the state in which the Area is located.

         31.2 TESTIMONY. Matters relating to this Agreement may be in issue before various regulatory bodies. Upon reasonable notice, AGENT agrees to fully cooperate with BCN regarding any such matters including willingly providing employees of AGENT to testify at appropriate times regarding any aspect of this Agreement or other related issues. BCN agrees to reimburse AGENT for reasonable costs expended in supplying such testimony.

         31.3 BINDING EFFECT. This Agreement, including the preambles and Exhibits (as amended), is binding upon the parties hereto, their respective executors, administrators, heirs, assigns and successors in interest.

         31.4 IMPOSSIBILITY OF PERFORMANCE. Neither BCN nor AGENT shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (1) compliance with any law, ruling, order, regulation, requirement or instruction of any federal, state or municipal government or any department or agency thereof or court of competent jurisdiction; (2) acts of God; (3) acts or omissions of the other party; or (4) fires, strikes, embargoes, war, insurrection or riot. BCN shall not be liable for loss or damage or be deemed to be in breach of this Agreement if technological changes occur which prohibit BCN from issuing numbers to Subscribers. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

         31.5 SURVIVAL. The terms, provisions, obligations, representations, and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both Parties hereunder shall so survive the completion of performances and termination of this Agreement, including the making of any and all payments due hereunder.

         31.6 LICENSES. No licenses, express or implied, under any patents are granted by BCN or its Affiliates to AGENT hereunder.

         31.7 NOTICES AND PAYMENTS. All payments due AGENT shall be made to such address or bank as AGENT from time to time designates. All notices, consents and reports required to be delivered by the provisions of this Agreement shall be deemed so delivered: (1) when delivered personally; or (2) seventy-two (72) hours after being mailed, registered or certified mail, return receipt requested, postage prepaid, to the most current principal business address of which the notifying Party has been notified ("Business Address"); or
(3) one business day after being delivered to a reputable overnight courier service, prepaid, marked for next day delivery, addressed to the addressee at the Business Address; or (4) on the first business day after receipt, if delivered by facsimile transmission to the FAX number (if any) of the receiving party, if receipt is confirmed by the addressee either orally or in writing. All reports, financial records and other information required by this Agreement shall be directed to such other persons and places as BCN may direct from time to time.

         31.8 PUBLICITY. AGENT agrees not to initiate any cellular service-related public relations activities incorporating BCN's corporate names, including but not limited to news releases, news conferences, news briefings or any other type of function involving reporters, editors or news directors of any news organizations, without first consulting BCN public relations personnel. Further, AGENT agrees to refer all cellular service-related questions from news organizations to BCN public relations personnel.

         31.9 PRODUCT LIABILITY. BCN shall not be liable or responsible for nor warrant any products or accessories sold by AGENT. Any and all problems or claims from said sale shall be referred back to AGENT.

         31.10 HEADINGS. The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein.

         31.11 PRIOR AGREEMENTS. By signing hereunder AGENT acknowledges and agrees that as of the effective date of this Agreement, any Agreement providing compensation from BCN to AGENT for new Subscriber enrollment which AGENT has with BCN for the Area(s) referenced herein shall be null and void and no further compensation will be paid under the prior Agreements by BCN unless otherwise provided herein.

         31.12 ENTIRE AGREEMENT. This Agreement, including the preambles and exhibits, sets forth the entire Agreement between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, understandings, or representations with respect to such subject matter other than as expressly provided herein, or as duly set forth subsequent to the effective date hereof in writing and signed by the duly authorized representatives of both parties.

                                  ARTICLE XXXII
                               DISPUTE RESOLUTION

DISPUTE RESOLUTION. Any dispute arising out of or related to this Agreement which cannot be resolved by negotiation shall be settled by binding arbitration in accordance with the

J.A.M.S./ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The parties will jointly select one (1) independent arbitrator familiar with the wireless telecommunications industry, provided that if the parties cannot agree on an arbitrator, the selection shall be made by J.A.M.S./ENDISPUTE in accordance with the Endispute Rules. The cost of arbitration, including the fees and expenses of the Arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the costs of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 ET. SEQ. ("USAA"), the provisions of this Agreement and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. In the event of a conflict between the USAA and the Endispute Rules, the Endispute Rules shall govern. The parties agree that the Arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the Arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents and shall be final and binding. The award may be confirmed and enforced by any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

         ALL DISCUSSIONS AND DOCUMENTS PREPARED TO ANY ATTEMPT TO RESOLVE A DISPUTE UNDER THIS PROVISION ARE CONFIDENTIAL AND FOR SETTLEMENT PURPOSES ONLY AND SHALL NOT BE ADMITTED IN ANY COURT OR OTHER FORUM AS AN ADMISSION OR OTHERWISE AGAINST A PARTY FOR ANY PURPOSE INCLUDING THE APPLICABILITY OF FEDERAL AND STATE COURT RULES.

         IN WITNESS WHEREOF the parties hereto have executed, sealed and delivered this Agreement in two counterparts on the day and year first above written.

BELLSOUTH MOBILITY INC                      LET'S TALK CELLULAR & WIRELESS, INC.
as provided herein on behalf of entities listed on Exhibit A for specific markets noted

BY: /s/ Dan Smith                           BY: /s/ Brett Beveridge
   ----------------------------                -------------------------------
      Dan Smith                                   Brett Beveridge
   ----------------------------                -------------------------------
   (PRINT OR TYPE NAME)                        (PRINT OR TYPE NAME)

   TITLE: Vice President                       TITLE: President
   DATE:  4/2/98                               DATE: 3-30-98

                             *** CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMMISSIONS.





         MEMPHIS

Number of Active New Subscribers
Who Have Completed 150 Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994        Residual
Commission Cycle               Percent
------------------        -----------------
    0  -   999                   ***
 1000  -  2499                   ***
 2500  -  3999                   ***
 4000  -  5999                   ***
 6000 and above                  ***


         JACKSONVILLE

Number of Active New Subscribers
Who Have Completed 150 Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994         Residual
Commission Cycle                Percent
------------------         -----------------
    0  -  1000                    ***
 1001  -  2500                    ***
 2501  -  4000                    ***
 4001  -  6000                    ***
 6001 and above                   ***


         ORLANDO

Number of Active New Subscribers
Who Have Completed 150 Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994         Residual
Commission Cycle                Percent
------------------         -----------------
   0  -   999                     ***
1000  -  2499                     ***
2500  -  4499                     ***
4500  -  6999                     ***
7000 and above                    ***

                                ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION. ASTERISKS DENOTE SUCH OMMISSIONS.




         BIRMINGHAM

Number of Active New Subscribers
Who Have Completed 150 Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994          Residual
Commission Cycle                 Percent
------------------          -----------------
    0  -   750                     ***
  751  -  1750                     ***
 1751  -  3500                     ***
 3501  -  6000                     ***
 6001 and above                    ***


         HUNTSVILLE

Number of Active New Subscribers
Who Have Completed 150 Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994          Residual
Commission Cycle                 Percent
------------------          -----------------
    0  -   500                     ***
  501  -  1250                     ***
 1251  -  2200                     ***
 2201  -  3500                     ***
 3501 and above                    ***

                       AUTHORIZED AGENT AREA AND LOCATIONS

                                    EXHIBIT A

                                      AREA:

         This Exhibit A sets forth the Area in which AGENT is authorized to distribute CRS as an AGENT for BCN.

AREA:                                                                            LICENSEE:
-----                                                                            ---------
FCC Market No        Market Name        Primary City                              Licensee Name

                        Atlanta

234                                     Athens, GA                               Atlanta-Athens MSA Limited Partnership
017                                     Atlanta, GA                              Atlanta-Athens MSA Limited Partnership
371                                     GA l - Whitfield                         Georgia RSA No. 1 Limited Partnership
372                                     GA 2(B1) - Dawson                        Georgia RSA No. 2 Limited Partnership
372                                     GA 2(B3) - Dawson                        Atlanta-Athens MSA Limited Partnership
373                                     GA 3 - Chattooga                         Georgia RSA No. 3 Limited Partnership
374                                     GA 4(B3) - Jasper                        Northeastern Georgia RSA Limited Partnership
374                                     GA 4(B1) - Jasper                        Atlanta-Athens MSA Limited Partnership
375                                     GA 5(B1) - Haralson                      Atlanta-Athens MSA Limited Partnership
376                                     GA 6(B4) - Spalding                      American CellularCommunications Corp.
376                                     GA 6(B5) - Spalding                      Atlanta-Athens MSA Limited Partnership


                        South Florida

012                                     Miami, FL                                Florida Cellular Service, Inc.
072                                     West Palm Beach-
                                        Boca Raton, FL                           Florida Cellular Service, Inc.
360                                     FL l(B2) - Collier                       Florida Cellular Service, Inc.
361                                     FL 2(B2) - Glades                        Florida RSA No. 2B L.P.
361                                     FL 2(B3) - Glades                        Florida Cellular Service, Inc.
370                                     FL 11(B1)-Monroe                         Florida Cellular Service, Inc.



                                ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                   COMMISSION. ASTERISKS DENOTE SUCH OMMISSIONS.





                                    EXHIBIT B

                               AGENT COMPENSATION

                                        I
                         STANDARD UP-FRONT COMPENSATION

         AGENT will be paid *** for each New Subscriber enrolled in the Area under on a twelve month or longer digital service package having a minimum monthly charge of more than *** or greater and for which BCN does not pay reduced compensation as provided Article VIII. AGENT will be paid *** for each new Subscriber enrolled in the Area under on a twelve month or longer non-digital service package having a minimum monthly charge of *** or greater and for which BCN does not pay reduced compensation as provided Article
VIII. AGENT will be paid *** for each new Subscriber enrolled in the Area under on a twelve month or longer service package having a minimum monthly charge of less *** and for which BCN does not pay reduced compensation as provided in Article VIII.

A. The above compensation shall be paid within thirty (30) working days following the close of the commission cycle in the Area in which the Subscriber began using BCN's service. AGENT will not be paid for Subscribers who subscribe to BCN's service outside of any area specified in this Agreement. BCN reserves the right, at any time and from time to time, to change the period used to determine payment of AGENT compensation, provided, however, that such cycle shall not exceed thirty (30) days. AGENT shall be notified in writing of any change in such period.

         If a Subscriber does not complete 150 days of continuous active service (as defined in Section V of this Exhibit B) in the Area in which the Subscriber began using BCN's service, AGENT shall be required to repay to BCN the amount of compensation paid by BCN to AGENT for such Subscriber. Such repayment may be deducted by BCN from amounts otherwise owed to AGENT by BCN. If such amount is not deducted by BCN, such repayment shall be made by AGENT to BCN within thirty (30) days after BCN notifies AGENT that the Subscriber has failed to complete [150] days of continuous active service in the Area in which the Subscriber began using BCN's service.

B. In order to be paid within the time period set forth in Paragraph A above, AGENT must submit all deposits, earnest payments and appropriate paperwork to BCN no later than thirty (30) days from the date the service request was submitted to BCN by the AGENT. No compensation will be paid unless all paperwork is accurately completed to BCN's satisfaction and in accordance with BCN's procedures. Additionally, BCN shall not be obligated to pay any compensation to AGENT for any Subscriber whom AGENT enrolls on BCN's CRS with any unapproved FCC type Equipment or Equipment which does not meet the manufacturer's recommendations. In order to ensure that compensation is appropriately credited to AGENT's account, AGENT must supply BCN with the correct security code when activating Subscribers.

         If, notwithstanding the above, BCN pays AGENT compensation for a Subscriber before all paperwork is processed, BCN may, in its discretion require AGENT to repay to BCN the amount of compensation paid by BCN to AGENT for such Subscriber. Such repayment may be deducted by BCN from amounts otherwise owed to AGENT by BCN. If such amount is not deducted by BCN, such repayment shall be made by AGENT to BCN within thirty (30) days after BCN notifies AGENT that the repayment is due. After such repayment is made, if AGENT submits all completed, appropriate paperwork for such Subscriber within ninety (90) days from the date of such repayment, BCN shall repay to AGENT the amount due as compensation for such Subscriber.

C. AGENT is responsible for obtaining and remitting to BCN the deposit, if any, required from subscribers enrolled by AGENT. If BCN does not receive such deposit within thirty (30) days of the Subscriber's activation date, BCN may, in its discretion, require AGENT to pay to BCN the amount of the deposit due for such Subscriber's account. Such payment may be deducted by BCN from amounts otherwise owed to AGENT by BCN. If such amount is not deducted by BCN, such payment shall be made by AGENT to BCN within thirty (30) days after BCN notifies AGENT that the payment is due.

D. A Subscriber who is enrolled by AGENT and has attained 150 days of continuous active service and who then voluntarily disconnects and reconnects within a 120 day period shall not be included in AGENT's count of Gross Additional Customers and BCN shall not pay any additional Up-Front compensation to AGENT for any such Subscriber.

         If, notwithstanding the above, BCN pays AGENT compensation for a Subscriber described in this Paragraph D, BCN may, in its discretion require AGENT to repay to BCN the amount of compensation paid by BCN to AGENT for such Subscriber. Such repayment may be deducted by BCN from amounts otherwise owed to AGENT by BCN. If such amount is not deducted by BCN, such repayment shall be made by AGENT to BCN within thirty (30) days after BCN notifies AGENT that the repayment is due. Provided, however, BCN shall not require AGENT to repay any compensation which was paid for such Subscriber after one-hundred-twenty (120) days from the date of the last service activation of such Subscriber.

         Additionally, if a Subscriber changes telephone numbers or Equipment, such Subscriber shall not be included in AGENT's count of Gross Additional Customers because of such change, and BCN shall not pay any additional compensation to AGENT for any such Subscriber because of such change.

         The provisions of this Paragraph D shall apply only to Subscriber enrollment in the Area in which the Subscriber began using BCN's service.

E. A Subscriber who is enrolled by AGENT and has attained one-hundred-fifty 150 days of continuous active service and who then is disconnected for nonpayment and is subsequently reconnected shall not be included in AGENT's count of Gross Additional Customers and BCN shall not pay any additional Up-Front compensation to AGENT for any such Subscriber.

F. Should BCN, in its sole discretion, determine that AGENT has inflated or otherwise manipulated its count of Gross Additional Customers by falsifying applications, adding nonexistent Subscribers, adding Subscribers who do not use minimal amounts of airtime, or by any other means or methods, then BCN shall, in addition to any other rights it may have under this Agreement, have the right to collect from AGENT, and AGENT agrees to pay to BCN, all payments made to AGENT by BCN for each such Subscriber and all amounts due for unpaid bills for service for each such Subscriber. AGENT agrees to pay any amounts due to BCN within thirty (30) days after BCN provides evidence to AGENT of such actions. Provided, however, BCN shall not require AGENT to repay any compensation which was paid for such Subscriber after twelve (12) months from such Subscriber's service activation date.

G. If AGENT activates a cellular telephone number and submits the number to BCN, and on the date of submission of the number to BCN the equipment is not installed or picked up by the Subscriber, or if the Subscriber returns the equipment with less than five (5) minutes usage (a "no install"), AGENT agrees to notify BCN of the no install by the close of business on the second day following the submission of the number to BCN. If AGENT fails to notify BCN of the no install within the above time, AGENT agrees to pay BCN, or allow BCN to deduct from compensation otherwise due to AGENT, the sum of $50.00 per no install to compensate BCN for the costs incurred in processing the no install. BCN shall also have the right to deduct any compensation which was paid for such a no install. If BCN agrees to terminate a Subscriber agreement, it shall not be a no install.

H. If AGENT fails to notify a Subscriber of any charges due for BCN's CRS, including activation fees, access charges, or per minute charges, or if AGENT misrepresents or provides inadequate information about any such charges, the size of the coverage area, or anything else about BCN's CRS to a Subscriber, BCN shall have the right to deduct from commissions otherwise due to AGENT, or AGENT agrees to pay BCN upon demand, an amount equal to any amount which BCN pays to or allows the Subscriber for such charges of which the Subscriber was not notified or which were misrepresented to the Subscriber. Further, if AGENT fails to program any Subscriber Equipment correctly and according to recommendations made and/or standards set by the manufacturer and/or BCN (such recommendations and/or standards shall include but not be limited to programming for expanded spectrum), BCN shall have the right to deduct from compensation otherwise due to AGENT, or AGENT agrees to pay BCN upon demand, an amount determined by BCN for such faulty programming. BCN will notify AGENT in advance of such amount.

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

I. If AGENT activates a number and the billed name and address reflect the AGENT's name and/or address and not the actual Subscriber (or his or her employer), BCN may charge back the compensation paid to AGENT and AGENT agrees to be responsible for all unpaid bills for service for such a number.

J. BCN may, in its discretion in the event ESN changes are excessive, impose a charge upon AGENT for ESN changes. Prior to imposing any such charge, BCN shall notify AGENT and allow AGENT thirty (30) days to correct the problem. Such charge shall be in accordance with the ESN charge guidelines specified by management in the Area.

K. No compensation will be paid to AGENT for numbers activated by, and in the name of, AGENT, its Subagents, affiliates, employees, any person included in the definition of AGENT, and the like.

                                       II
                       RESIDUAL COMPENSATION FOR CUSTOMERS
                     ADDED PRIOR TO THE COMMENCEMENT OF THIS
                                    AGREEMENT

A. Except as provided here, Residual Compensation shall be paid for subscribers included in the subscriber bases of Let's Talk Cellular of America Inc. f/k/a Let's Talk Cellular of America, Inc. and Cellular Warehouse, Inc. as of the date of this agreement (the "Residual Bases") and in accordance with the rate schedules applicable to those various Residual Bases (the "Rates") (those rate schedules are attached to this Exhibit "B" as Attachment B4). Subscribers activated after the date of this agreement shall not be included in the Residual Bases. All Subscribers included in the Residual Bases shall be deemed to have been activated by Agent.

B. Residual Compensation for all the Residual Bases shall terminate upon the first to occur of any of the following events:

         (i)      the expiration or termination of this Agreement;

         (ii) the termination of the service activated for a Subscriber by Agent on behalf of BCN;

         (iii)    ***;

         (iv)     ***;

         (v) Agent establishing any new point of distribution in the Area (other than the Laser

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  Electronics store to be acquired by AGENT) from which Agent activates, sells or otherwise distributes *** other than exclusively on behalf of BCN; ***

C. Residual Compensation for Residual Bases in each of the Non-Exclusive Markets shall be reduced as follows:

         (i)      ***

         (ii)     ***

         (iii)    ***

         (iv)     ***

         (v)      ***

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  ***

         (vi)     ***

D. Residual Compensation for Residual Bases in Exclusive Markets shall be paid as follows:

         (i)      ***

         (ii)     ***

         (iii)    ***

***

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

***

E. Residual Compensation will be based on the aggregate number of Subscribers billed during the month who have completed 150 days of continuous active service. Residual Compensation shall be paid within thirty (30) working days following the close of the last billing period in the Area in which the Subscriber completed 150 days of continuous active service. Should BMI implement split cycle billing, BMI reserves the right, at any time and from time to time, to change the period used to determine payment of Residual Compensation. AGENT shall be notified in writing of any change in such period. Residual Compensation shall be paid for each Subscriber until the Subscriber's mobile telephone number is terminated or until this Agreement terminates, whichever event shall first occur.

                                       III
                    RESIDUAL COMPENSATION FOR NEW SUBSCRIBERS
                      ADDED AFTER COMMENCEMENT OF AGREEMENT

         BMI will pay to AGENT Residual Compensation, as defined below, for all Subscribers who activate service on or after the commencement date of this Agreement as follows:

         A monthly commission will commence with the first day of a Subscriber's service but will be paid to AGENT retroactively after a Subscriber defined above has completed 150 days of continuous active service. The amount of the monthly commission AGENT will be paid *** of the amount BMI bills that Subscriber for monthly access and airtime usage, EXCLUDING ancillary services, insurance, roamer and Equipment charges, taxes and tolls ("Residual Compensation"). Tolls shall be defined as calls which originate or terminate outside of the Area. Residual Compensation will be based on the aggregate number of Subscribers billed during the month who have completed 150 days of continuous active service.

         Residual Compensation shall be paid within thirty (30) working days following the close of the last billing period in the Area in which the Subscriber completed 150 days of continuous active service. Should BMI implement split cycle billing, BMI reserves the right, at any time

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

and from time to time, to change the period used to determine payment of Residual Compensation. AGENT shall be notified in writing of any change in such period.

         Residual Compensation shall be paid for each Subscriber until the Subscriber's mobile telephone number is terminated or until this Agreement terminates, whichever event shall first occur.

                                       IV
                          PAYMENT FOR SERVICE OPTIONS

         BCN reserves the right to determine whether AGENT will receive compensation for service options when those options are introduced or implemented. Payment for service options shall be determined by the appropriate BCN Manager in the Area.

                                        V
                            COMPENSATION MODIFICATION

         Starting *** , BCN shall have the right to adjust up-front compensation in accordance with the following:

         ***

                                       VI
                                     GENERAL

A. Continuous active service refers to the use of BCN's CRS without interruption, either voluntary or involuntary.

         For purposes of calculating continuous active service, a Subscriber who is disconnected for nonpayment and is reconnected to BCN's service in the same billing cycle shall be considered as having continuous active service.

B. If AGENT receives Equipment under any BCN program and invoices are not timely paid, or if AGENT owes BCN amounts for any other reason, including, but not limited to, all amounts due for unpaid bills for cellular service provided to AGENT or its officers or principals, BCN reserves the right to deduct such unpaid amounts from AGENT's compensation.

         AGENT understands that it will be invoiced for lost, stolen and damaged Equipment

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         which has been shipped by BCN or BCN's supplier in accordance with standard practices.

C. If AGENT believes there are any discrepancies in commission payments, AGENT must submit a request for reconciliation within ninety (90) days from the date of such payment.

B. If BCN believes that AGENT may cease doing business as a BCN agent or if BCN determines that this Agreement may terminate for any other reason, then BCN may, in its sole discretion, withhold compensation otherwise due to AGENT in order to cover chargebacks or other deductions from AGENT's compensation that BCN may make for Subscribers who do not complete 150 days of continuous active service. BCN shall inform AGENT in such a case of the reasons for withholding compensation. The amount of such commissions to be withheld shall not exceed five (5) times the average monthly commissions paid to AGENT.

                                       VII
                             COOPERATIVE ADVERTISING

         Agent shall also be paid *** per new Subscriber activation on a twelve month or longer service package having a fixed monthly charge of *** or greater as cooperative advertising reimbursement ("Coop Dollars"). All such funds shall be used towards advertising BCN's CRS. BCN agrees that Coop Dollars payable hereunder shall be *** in accordance with the provisions of this Exhibit B,
Section I. Agent agrees that all advertising paid for with Coop Dollars shall conform to BCN's cooperative advertising guidelines and that no such advertising shall include any reference to any other Commercial Mobile Radio Service Provider. Agent specifically agrees that in Georgia where Agent shall be representing both BellSouth Mobility Inc. CRS and Airtouch of Georgia CRS, that *** whether paid for with Coop Dollars or not. Agent agrees that if in the opinion of BCN, Agent's advertising does not conform to BCN's cooperative advertising guidelines, BCN may suspend temporarily or permanently payment of Coop Dollars after thirty (30) days prior written notice from BCN to AGENT of the nature of such non-conformance and the failure of AGENT to correct such non-conformance. Agent agrees to provide to BCN on a monthly basis evidence that Agent has spent Coop Dollars on advertising conforming to BCN's cooperative advertising guidelines.

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                       B1

                     [CELLULAR WAREHOUSE GEORGIA LOCATIONS]

---------------------------------------------------------------------------------------------------------------------------------
Alpharetta (AL)        ***                770-687-1400     770-887-0202      North Point Market      North Point Pkwy, Ste 910
                                                                                                     Alpharetta, GA  30202
---------------------------------------------------------------------------------------------------------------------------------
Athens (AH)            ***                708-552-1500     705-862-1599      Athens West             8190 Atlanta Hwy., Suite 11
                                                                             Shopping Center         Athens, GA  80805
---------------------------------------------------------------------------------------------------------------------------------
Austell (AU)           ***                770-944-7899     770-739-5335      Heritage Hills          1355 East West Conn, Ste. B
                                                                                                     Austell, GA  30001
---------------------------------------------------------------------------------------------------------------------------------
Buckhead (BU)          ***                404-240-0102     404-355-0804      Peachtree Battle        2391 Peachtree Road
                                                                             Promenade               Atlanta, GA  30305-4138
---------------------------------------------------------------------------------------------------------------------------------
Carrollton (CT)        ***                770-838-8000     770-838-9933      Free Standing Bldg.     490 Bankhead Hwy
                                                                                                     Carrollton, GA  30917
---------------------------------------------------------------------------------------------------------------------------------
Cobb (CO)              ***                770-585-8900     770-585-8001      Market Plaza            1255 Johnson Ferry Road
                                                                                                     Marietta, GA  30068-2728
---------------------------------------------------------------------------------------------------------------------------------
Covington (CV)         ***                770-385-9999     770-784-0780      Covington Crossing      8189 Hwy 278 NW Suite 15
                                                                                                     Covington, GA  30209
---------------------------------------------------------------------------------------------------------------------------------
Cumming (CU)           ***                770-886-7878     770-888-7877      Lakeland Plaza          550 Lakeland Plaza Suite 20
                                                                                                     Cumming, GA  30130
---------------------------------------------------------------------------------------------------------------------------------
Dunwoody (DU)          ***                770-893-1858     770-983-6454      Dunwoody Place II       8728 Roswell Road Suite 5
                                                                                                     Dunwoody, GA  30380
---------------------------------------------------------------------------------------------------------------------------------
Fayetteville (FA)      ***                770-461-4042     770-461-7738      Hwy 85 Plaza            1381 A Hwy 85 North
                                                                                                     Fayetteville, GA  30215
---------------------------------------------------------------------------------------------------------------------------------
Kennesaw (KE)          ***                770-499-8290     770-499-8210      Toys R Us Shopping Ctr  501 Roberts Court Suite 8
                                                                                                     Kennesaw, GA  30144
---------------------------------------------------------------------------------------------------------------------------------
Lawrenceville (LA)     ***                770-983-9892     770-883-8181      Springfield Park        585 Duluth Hwy Suite 704
                                                                                                     Lawrenceville, GA  30245
---------------------------------------------------------------------------------------------------------------------------------
Norcross (NO)          ***                770-417-1111     770-408-1807      North Belt Business     8135 Jimmy Carter Blvd.
                                                                             Park                    Norcross, GA  30071
---------------------------------------------------------------------------------------------------------------------------------
Peachtree Ctr (PE)     ***                404-884-5857     404-584-6010      Peachtree Center Mall   231 Peachtree St NE Ste 38
                                                                                                     Atlanta, GA  30303
---------------------------------------------------------------------------------------------------------------------------------
Smyrna                 ***                770-553-0334     770-553-8502                              3833 B South Cobb Drive
                                                                                                     Smyrna, GA  30080
---------------------------------------------------------------------------------------------------------------------------------
Snellville (SN)        ***                770-972-8552     770-872-5188      Mountain View Village   4002 US Hwy 78
                                                                                                     Snellville, GA  30278
---------------------------------------------------------------------------------------------------------------------------------
Tucker (TU)            ***                770-493-4600     770-493-8050      Briarcliff Village      2110 Henderson Mill Road
                                                                                                     Atlanta, GA  30345
---------------------------------------------------------------------------------------------------------------------------------
Woodstock              ***                770-517-5083     770-517-4267      The Shop at Fowler      9020 Hwy 92 Suite 110
                                                                             Crossing                Woodstock, GA  30189
---------------------------------------------------------------------------------------------------------------------------------
Harris Tweeter         ***
Kiosks                                                                       3 Harris Teeter Stores  Metro Atlanta
---------------------------------------------------------------------------------------------------------------------------------


                                       B2



                     [LET'S TALK CELLULAR GEORGIA LOCATIONS]

---------------------------------------------------------------------------------------------------------------------
MALL NAME                STORE ADDRESS                  STORE CITY         STORE PHONE           STORE FAX
---------------------------------------------------------------------------------------------------------------------
Lenox Square             3393 Peachtree Road NE         Atlanta            (215) 612-9770        (215) 612-9371
---------------------------------------------------------------------------------------------------------------------
Cumberland Mall          1000 Cumberland Mall           Atlanta            (215) 612-9770        (215) 612-9371
---------------------------------------------------------------------------------------------------------------------
Georgia Square           3700 Atlanta Highway           Athens             (719) 573-2420        (719) 573-2421
---------------------------------------------------------------------------------------------------------------------
Peachtree Center         231 Peachtree Street           Atlanta            (719) 528-8050        (719) 260-9878
---------------------------------------------------------------------------------------------------------------------




                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                          QUOTAS ***

***

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                                  ATTACHMENT B4


                    RESIDUAL COMPENSATION FOR NEW SUBSCRIBERS
                  ON AGENT'S CUSTOMER BASE AS OF THE END OF THE
                   DECEMBER 1993/JANUARY 1994 COMMISSION CYCLE


MARKET                                                COMMISSION RATE
------                                                ---------------
Atlanta                                                     ***
Atlanta (Southern Cellular Base)                            ***
Nashville                                                   ***
Memphis                                                     ***
Jacksonville                                                ***
Orlando                                                     ***
Birmingham                                                  ***
South Florida                                               ***
South Florida (Cellular Trading Base)                       ***


                    RESIDUAL COMPENSATION FOR NEW SUBSCRIBERS
             ADDED AFTER DECEMBER 1993/JANUARY 1994 COMMISSION CYCLE
                BUT PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT


         ATLANTA

Number of Active New
Subscribers Who Have
Completed 150 Days of
Continuous Active
Service Added to
AGENT's Base Since
the December 1994             Residual
Commission Cycle              Percent
------------------          -----------
    0  -   3500                 ***
 3501  -   7000                 ***
 7001  -  12000                 ***
12001  -  20000                 ***
20001 and above                 ***


         SOUTH FLORIDA

         The South Florida post December 1993/January 1994 base shall be divided into four groups for residual purposes. Group One shall be the Cellular Trading Activations during the period January 1994

                                   ***CONFIDENTIAL INFORMATION OMITTED AND FILED
                                     SEPARATELY WITH THE SECURITIES AND EXCHANGE
                                    COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

 through November 1996 on the Miami MSA system. Group Two shall be the Cellular Trading Activations during the period January 1994 through November 1996 on the West Palm Beach MSA system. Group Three shall be the Let's Talk Cellular & Wireless, Inc. activations. Group Four shall be all other post December 1993/January 1994 activations by Cellular Warehouse. The Let's Talk Cellular & Wireless, Inc. group shall be paid at [5.5%]. Residual compensation shall be paid for each group, other than Let's Talk Cellular & Wireless, Inc., without regard to the number of subscribers in the other groups in accordance with the following schedule:

Number of Active New
Subscribers Who Have
Completed [150] Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994       Residual
Commission Cycle              Percent
------------------          -----------
   0  -  3499                   ***
3500  -  5499                   ***
5500  -  6299                   ***
6300  -  6999                   ***
7000 and above                  ***

         NASHVILLE

Number of Active New
Subscribers Who Have
Completed [150] Days of
Continuous Active Service
Added to AGENT's Base
Since the December 1994      Residual
Commission Cycle             Percent
------------------          -----------
   0  -   999                  ***
1000  -  2499                  ***
2500  -  3999                  ***
4000  -  5999                  ***
6000 and above                 ***

                            Orlando

060                               Orlando, FL                          Orlando SMSA Limited Partnership

                            Melbourne

137                               Melbourne-Titusville-                Orlando SMSA Limited Partnership
                                  Palm Bay

                            Daytona

146                               Daytona Beach, FL                    Orlando SMSA Limited Partnership

                            Jacksonville

                                  Jacksonville, FL                     Jacksonville MSA Limited Partnership

                            Memphis

036                               Memphis, TN/R/MS                     Memphis SMSA Limited Partnership

                            Nashville

046                               Nashville-Davidson, TN               Nashville/Clarksville MSA Limited Partnership

209                               Clarksville-Hopkinsville,            Nashville/Clarksville MSA Limited Partnership
                                  TN/KY

647                               TN 5(B3) - Fayette                   Nashville/Clarksville MSA Limited Partnership

651                               TN 9- Maury                          Nashville/Clarksville MSA Limited Partnership

                            Birmingham

041                               Birmingham, AL                       Alabama Cellular Service, Inc.




                            Huntsville

120                               Huntsville, AL                       Huntsville MSA Limited Partnership

307                               AL 1(B1) - Franklin                  Decatur RSA Limited Partnership




AGENT may open new sales facilities with the Area.